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                                                                   EXHIBIT 23(b)


                  CONSENT OF HANNIS T. BOURGEOIS & CO., L.L.P.
                    Independent Certified Public Accountants


         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Deposit Guaranty Corp. and to the incorporation by reference therein of our report dated May 2, 1996, with respect to the consolidated financial statements of Tuscaloosa Bancshares, Inc. included in its Annual Report for the year ended December 31, 1995.



                                        Hannis T. Bourgeois & Co., L.L.P.



Denham Springs, Louisiana
September 16, 1996